FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES EIGHT PROPERTIES IN THREE STATES FOR A PURCHASE PRICE OF $25 MILLION

     LADERA RANCH, Calif. - Aug. 22, 2012 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT investing in self storage - has acquired eight properties in South Carolina, Florida and Georgia consisting of approximately 3,770 self-storage units with a total aggregate purchase price of $25 million. The sites, which add approximately 508,200 square feet to SSTI's rental storage space inventory, will be rebranded under the SmartStop® Self Storage trade name.

      "Due to this recent transaction, we have achieved a major milestone with the purchase of our 100th self-storage property," said H. Michael Schwartz, chairman and CEO of SSTI. "The self-storage sector's consistently strong performance continues to drive our decision to expand our portfolio."

     This acquisition is the first phase of a three-phase acquisition of a 16-property portfolio that contains more than 1.1 million square feet and approximately 8,560 self-storage units in South Carolina, Florida and Georgia. SSTI expects the remaining properties to close in the fourth quarter of 2012.

     The details of the eight properties acquired are as follows:

Florida

  1990 NW Federal Highway 1, Stuart: 370 units, 51,500 square feet
  6195 South Kanner Highway, Stuart: 380 units, 54,700 square feet

Georgia:

  1060 King George Blvd., Savannah: 590 units, 68,700 square feet
  782 King George Blvd., Savannah: 450 units, 67,100 square feet

South Carolina:

  512 Percival Road, Columbia: 490 units, 65,400 square feet
  890 St. Peters Church Road, Lexington: 250 units, 35,400 square feet
  120 Northpoint Drive, Lexington: 580 units, 86,500 square feet
  298 Red Cedar St., Bluffton: 660 units, 78,900 square feet

     According to Wayne Johnson, senior vice president of acquisitions for SSTI, the supply of self-storage space has more than doubled over the past 16 years while vacancy has remained relatively stable.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace.  SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. Since the launch of SSTI in 2008, the company's portfolio of wholly-owned properties has expanded to include 100 properties in 17 states and Canada that are being branded as SmartStop® Self Storage. The portfolio includes approximately 64,800 self-storage units and 8.1 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

 This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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